Exhibit 99.1

Media
& Analysts:	Derick Smith
(713) 627-4963

Date:	December 2, 2010
Spectra Energy Partners Announces Pricing of Public Offering of Common Units
HOUSTON — Spectra Energy Partners, LP (NYSE: SEP) (the “Partnership”) announced today that its public offering of 6,250,000 common units was priced at $32.87 per unit to the public. The Partnership expects the delivery of the units to occur on December 7, 2010. In addition, the underwriters have an overallotment option to purchase up to approximately 937,500 additional common units.
Assuming no exercise of the overallotment option, Spectra Energy Partners expects to receive net proceeds from the offering of approximately $200.7 million, after deducting the underwriting discount and estimated offering expenses payable by the Partnership, and including a capital contribution from its general partner to maintain its proportionate interest in the Partnership. The Partnership intends to use the net proceeds from this offering to repay an approximately $7.4 million loan owed to a subsidiary of Spectra Energy Corp (NYSE: SE) that it assumed in connection with the previously announced acquisition of an additional 24.5 percent interest in Gulfstream Natural Gas System, L.L.C. from Spectra Energy Corp (the “Acquisition”). The Partnership will use the remaining net proceeds from the offering to purchase qualifying investment grade securities, which will be assigned as collateral to secure a new term loan of an approximately equal principal amount. The proceeds of the term loan will be used to repay revolving borrowings under the Partnership’s revolving credit facility, which were incurred to fund a portion of the Acquisition.
Citi, BofA Merrill Lynch, Barclays Capital, J.P. Morgan, Morgan Stanley, and Wells Fargo Securities are acting act as joint book running managers for the offering. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus related to the offering may be obtained from the underwriters as follows:

Citi
Brooklyn Army Terminal
Attn: Prospectus Delivery Department
140 58th Street, 8th Floor,
Brooklyn, NY 11220
Telephone: 800-831-9146
Email: batprospectusdept@citi.com
BofA Merrill Lynch
4 World Financial Center
New York, New York 10080
Attn: Prospectus Department
Email: dg.prospectus_requests@baml.com
Barclays Capital
c/o Broadridge Financial Solution
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: 888-603-5847
Email: Barclaysprospectus@broadridge.com
J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: 866-803-9204
Morgan Stanley
Attn: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014
Telephone: 866-718-1649
Email: prospectus@morganstanley.com

Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, New York 10152
Telephone: 800-326-5897
Email: cmclientsupport@wellsfargo.com
An electronic copy of the preliminary prospectus supplement and the accompanying prospectus are available from the Securities and Exchange Commission’s (SEC) Web site at http://www.sec.gov.
The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop domestic pipeline, storage, gathering and other infrastructure projects and the effects of competition; the performance of natural gas transmission, storage and gathering facilities; the extent of success in connecting natural gas supplies to transmission and gathering systems and in connecting to expanding gas markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), that owns interests in natural gas transportation and storage assets in the United States, including more than 3,100 miles of transmission and gathering pipeline and approximately 49 billion cubic feet (Bcf) of natural gas storage. These assets are capable of transporting 3.26 Bcf of natural gas per day from growing supply areas to high demand markets.
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